Exhibit 99.1

Rapid7 to Host Investor Conference Call to Discuss Expansion of Rapid7 Insight Platform and New Product Launches

•	Announces Positive Preliminary First Quarter 2017 Financial Results

Boston, MA – April 11, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, announced that it will host a conference call, today, April 11, 2017 at 8:00 am Eastern Time. Management will discuss the announcements made earlier today regarding the expansion of its subscription, cloud-based platform, Rapid7 Insight, as well as the announcement of two new products, InsightVM for vulnerability management and InsightAppSec for application security.

In conjunction with the expansion of its cloud-based platform and its move to a subscription model, Rapid7 also announced that it expects its first quarter 2017 revenues to be at or above the high end of its prior guidance range of $42.6 to $44.0 million, non-GAAP loss from operations to be better than its prior guidance of a loss between $(10.9) to $(9.9) million, and non-GAAP loss per share to be better than its prior guidance of $(0.26) to $(0.24), as given on February 9, 2017. In addition, Rapid7 reiterated guidance for 2017 revenues of $192 to $198 million, and 2017 billings of $224 to $234 million.

The financial information in this release is preliminary. Rapid7 is in the process of completing its normal closing procedures and expects to release its first quarter 2017 financial results after the market close on May 9, 2017 and will host a conference call with investors and analysts in conjunction with such release. The summary information above is not a comprehensive statement of Rapid7’s financial results or operating metrics for this period and Rapid7’s actual results and metrics may differ from the estimated ranges due to the completion of its financial and operating closing procedures and/or adjustments and other developments that may arise before the results for this period are finalized. These estimates should not be viewed as a substitute for full interim financial statements for the quarter ended March 31, 2017 prepared in accordance with generally accepted accounting principles in the United States that have been reviewed by Rapid7’s auditors.

Conference Call and Webcast Information

Rapid7 will host a conference call today at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 800-659-1839 (domestic) or 312-281-2959 (international). The call will also be available live via webcast on the Company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21850093) until April 14, 2017. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 (NASDAQ: RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, penetration testing, application security, incident detection and response, and log management for more than 6,200 organizations across more than 110 countries, including 38% of the Fortune 1000. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding Rapid7’s expected financial results for the first quarter of 2017 and expected revenue and billing results for the year ended December 31, 2017 are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2016 filed with the Securities and Exchange Commission on March 9, 2017, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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IR contact:

Jeff Bray

Rapid7, Vice President, Investor Relations

investors@rapid7.com

857-990-4074

Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 990-4136